                            SCHEDULE 14C INFORMATION

        INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Check the appropriate box:
[X]   Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]   Definitive Information Statement

                              JOHN HANCOCK FUNDS II
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      1)    Title of each class of securities to which transaction applies:

      2)    Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      4)    Proposed maximum aggregate value of transaction:

      5)    Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:

      2) Form, Schedule or Registration Statement No.:

      3) Filing Party:

      4) Date Filed:

                              JOHN HANCOCK FUNDS II
                               601 CONGRESS STREET
                        BOSTON, MASSACHUSETTS 02210-2805

                                                                January __, 2007

Dear Shareholders:

         Enclosed is the Information Statement of John Hancock Funds II (the "Trust") regarding the following subadviser change for the series or fund named below (the "Fund"). This change became effective on December 29, 2006.

NAME OF FUND                   OLD SUBADVISER                    NEW SUBADVISER
----------------------------   --------------                    --------------
Small Cap Opportunities Fund   Munder Capital Management ("Old   Munder Capital Management ("New
                               Munder")                          Munder")

      In connection with the acquisition by Old Munder, Crestview Capital Partners, L.P., and Grail Partners, LLC of all of the interest of Comerica Incorporated ("Comerica") in Old Munder (the "Transaction"), the Board of Trustees of the Trust has approved replacing Old Munder by New Munder as the subadviser to the Small Cap Opportunities Fund. The Transaction will not result in any change to the management and operations of Old Munder. The Old Munder portfolio managers have continued to manage the Fund for New Munder, and the new subadvisory agreement with New Munder has not resulted in any change in the level or quality of subadvisory services provided to the Fund or in the advisory or subadvisory fee rates for the Fund.

      PLEASE NOTE THAT THE TRUST IS NOT REQUIRED TO OBTAIN SHAREHOLDER APPROVAL, AND IS NOT REQUESTING THAT YOU VOTE OR SEND A PROXY, WITH RESPECT TO THIS SUBADVISER CHANGE. The enclosed Information Statement, however, provides information about the change.

      If you have any questions regarding the Information Statement or the new subadvisory arrangements, please contact a John Hancock Funds Customer Service Representative at 1-800-225-5291.

                              Sincerely,

                              /s/ Thomas M. Kinzler
                              Thomas M. Kinzler
                              Secretary
                              John Hancock Funds II

                              JOHN HANCOCK FUND II
                               601 CONGRESS STREET
                        BOSTON, MASSACHUSETTS 02210-2805

                                 ---------------

                              INFORMATION STATEMENT

                            NEW SUBADVISORY AGREEMENT
                      FOR THE SMALL CAP OPPORTUNITIES FUND

                                 ---------------

                                  INTRODUCTION

      This Information Statement provides notice of and information regarding a new subadvisory agreement for the Small Cap Opportunities Fund (the "Fund"), a series of John Hancock Funds II (the "Trust"). It is first being mailed to shareholders of the Fund on or about January __, 2007.

      THE TRUST. The Trust is a no-load, open-end management investment company, commonly known as a mutual fund, registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The shares of the Trust are divided into 81 separate series corresponding to 81 registered Funds.

      THE ADVISER. John Hancock Investment Management Services, LLC (the "Adviser") serves as investment adviser for the Trust and for each of the Funds. Pursuant to an investment advisory agreement with the Trust (the "Advisory Agreement"), the Adviser administers the business and affairs of the Trust and retains, compensates and monitors the performance of subadvisers which manage the investment and reinvestment of the assets of the Funds pursuant to subadvisory agreements with the Adviser. The Adviser and the subadviser named in this Information Statement are registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

      THE DISTRIBUTOR. John Hancock Funds, LLC (the "Distributor") serves as the Trust's distributor.

      The offices of the Adviser and the Distributor are located at 601 Congress Street, Boston, MA 02210, and their ultimate parent entity is Manulife Financial Corporation ("MFC"), a publicly traded company based in Toronto, Canada. MFC and its subsidiaries operate as "Manulife Financial" in Canada and Asia and primarily as "John Hancock" in the United States.

      Pursuant to an order received from the Securities and Exchange Commission ("SEC"), the Adviser may, without obtaining shareholder approval, enter into and change the terms (including subadvisory fees) of subadvisory agreements with Fund subadvisers which are not affiliates of the Adviser. Because the new subadvisory agreement described in this Information Statement does not involve a subadviser which is affiliated with the Adviser for purposes of the SEC order, THE TRUST IS NOT REQUIRED TO ASK SHAREHOLDERS FOR A PROXY TO APPROVE THE NEW SUBADVISORY AGREEMENT, AND SHAREHOLDERS ARE REQUESTED NOT TO SEND A PROXY.

      ANNUAL AND SEMI-ANNUAL REPORTS. The Trust will furnish, without charge, a copy of the Trust's most recent annual report and semi-annual report to any shareholder upon request. To obtain a report, once available, please call the Trust at 1-800-225-5291.

                            NEW SUBADVISORY AGREEMENT
                      FOR THE SMALL CAP OPPORTUNITIES FUND

      At its meeting held on September 28-29, 2006, the Board of Trustees of the Trust (the "Board" or "Trustees"), including all the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust or the Adviser (the "Independent Trustees"), approved a new subadvisory agreement appointing Munder Capital Management, ("Old Munder") to replace Munder Capital Management ("New Munder") as the subadviser to the Small Cap Opportunities Fund.

      The new subadvisory agreement with New Munder became effective, and the old agreement with Old Munder terminated, on December 29, 2006. The old subadvisory agreement with Old Munder, dated October 17, 2005, was most recently approved by the Board (including a majority of the Independent Trustees) on September 21, 2005, in connection with its annual renewal and by the initial sole shareholder of the Small Cap Opportunities Fund on October 14, 2005, in connection with the organization of the Fund.

                                SUBADVISER CHANGE

      Effective December 29, 2006, Old Munder, Crestview Capital Partners, L.P. ("Crestview"), and Grail Partners, LLC ("Grail") acquired all of the interest of Comerica Incorporated ("Comerica") in Old Munder (the "Transaction"). The Transaction did not result in any change to the management and operations of Old Munder. As a result of the Transaction, and pursuant to the terms of the old subadvisory agreement with Old Munder and provisions of the 1940 Act, the old subadvisory agreement with Old Munder automatically terminated. At the time the Board was advised of the proposed Transaction, the Adviser recommended to the Board that appointing New Munder as the new subadviser for the Small Cap Opportunities Fund would be in the best interest of the Fund's shareholders (including variable contract owners) by promoting continuity of the Fund's investment strategies and management. Following the Transaction, the former Old Munder portfolio manager for the Fund has continued to serve in that capacity for New Munder, and there has been no change in the Fund's investment objective and policies. THE NEW SUBADVISORY AGREEMENT WITH NEW MUNDER HAS NOT RESULTED IN ANY CHANGES IN THE LEVEL OR QUALITY OF SUBADVISORY SERVICES PROVIDED TO THE FUND OR IN THE ADVISORY OR SUBADVISORY FEE RATES FOR THE FUND.

      The offices of New Munder are located at Munder Capital Center, 480 Pierce Street, Birmingham, MI 48009. Crestview is a private equity firm, and Grail is a privately-owned advisory merchant bank specializing in the investment management industry and related businesses. As of June 30, 2006, Old Munder had a total of $25.1 billion in managed equity and fixed-income assets (excluding amounts advised by its World Asset Management division, which became an indirect wholly-owned subsidiary of Comerica as part of the Transaction).

                            NEW SUBADVISORY AGREEMENT

      Under the new subadvisory agreement with New Munder, as under the old subadvisory agreement with Old Munder, the subadviser manages the day-to-day investment and reinvestment of the assets of the Fund, subject to the supervision of the Board and the Adviser, and formulates a continuous investment program for the Fund consistent with its investment objective and policies. The subadviser implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Adviser.

      The terms of the old subadvisory agreement with Old Munder and the new subadvisory agreement with New Munder are substantially the same, including with respect to subadviser compensation. The agreements are described below under "Description of Old and New Subadvisory Agreements."

      Subadviser Compensation. Under the agreements, the subadviser is paid a fee by the Adviser out of the advisory fee it receives from the Fund. THE SUBADVISORY FEE THUS IS NOT AN ADDITIONAL CHARGE TO THE FUND.

      The subadvisory fee is determined by applying the daily equivalent of an annual fee rate to the net assets of the Fund. The annual fee rate is calculated each day by applying the annual percentage rates (including breakpoints) in the table below to the applicable portions of Aggregate Net Assets and dividing the sum so determined by Aggregate Net Assets. "Aggregate Net Assets" include the net assets of the Fund and of a corresponding portfolio of John Hancock Trust ("JHT"), the Small Cap Opportunities Trust, that is managed by the same subadviser (but only for the period during which the subadviser to the Fund also serves as the subadviser to the JHT portfolio). JHT is also a mutual fund which is registered under the 1940 Act and for which the Adviser is the investment adviser.

      The following table sets forth the schedule of the annual percentage rates of the subadvisory fee for the Fund under the old and new subadvisory agreements. As indicated, the rates are the same under both agreements.

              SUBADVISORY FEES - OLD AND NEW SUBADVISORY AGREEMENTS
                   (RATES APPLIED TO AGGREGATE NET ASSETS) (1)

        First                         Excess Over
    $500 million                     $500 million
    ------------                     ------------
       0. 550%                          0.500%

------------------
(1) Aggregate Net Assets include the net assets of the Small Cap Opportunities Fund and the net assets of the JHT Small Cap Opportunities Trust. Their respective net assets at June 30, 2006 were $233,567,396 and $431,483,764.

      For the period from the commencement of operations of the Small Cap Opportunities Fund to August 31, 2006 (its fiscal year end), the Adviser paid Old Munder a subadvisory fee of $1,116,519 with respect to the Small Cap Opportunities Fund.

            BOARD EVALUATION OF THE NEW MUNDER SUBADVISORY AGREEMENT

      The Board, including the Independent Trustees, is responsible for selecting the Trust's investment adviser, approving the Adviser's selection of Fund subadvisers and approving the Trust's advisory and subadvisory agreements, their periodic continuation and any amendments. Consistent with SEC rules, the Board regularly evaluates the Trust's advisory and subadvisory arrangements, including consideration of the factors listed below. The Board may also consider other factors (including conditions and trends prevailing generally in the economy, the securities markets and the industry) and does not treat any single factor as determinative, and each Trustee may attribute different weights to different factors. The Board is furnished with an analysis of its fiduciary obligations in connection with its evaluation and, throughout the evaluation process, the Board is assisted by counsel for the Trust and the Independent Trustees are also separately assisted by independent legal counsel. The factors considered by the Board are:

      1. the nature, extent and quality of the services to be provided by the Adviser to the Trust and by the subadviser to the Fund;

      2.    the investment performance of the Fund and its subadviser;

      3. the extent to which economies of scale would be realized as the Fund grows and whether fee levels reflect these economies of scale for the benefit of Trust shareholders;

      4. the costs of the services to be provided and the profits to be realized by the Adviser (including any subadvisers affiliated with the Adviser) and its affiliates from the Adviser's relationship with the Trust; and

      5. comparative services rendered and comparative advisory and subadvisory fee rates.

      The Board believes that information relating to all these factors is relevant to its evaluation of the Trust's advisory agreements. With respect to its evaluation of subadvisory agreements with subadvisers not affiliated with the Adviser, the Board believes that, in view of the Trust's "manager-of-managers" advisory structure, the costs of the services to be provided and the profits to be realized by those subadvisers that are not affiliated with the Adviser from their relationship with the Trust, generally, are not a material factor in the Board's consideration of these subadvisory agreements, because such fees are paid to subadvisers by the Adviser and not by the Funds and because the Board relies on the ability of the Adviser to negotiate such subadvisory fees at arms-length.

      In evaluating subadvisory arrangements, the Board also considers other material business relationships that unaffiliated subadvisers and their affiliates have with the Adviser or its affiliates, including the involvement by certain affiliates of certain subadvisers in the distribution of financial products, including shares of the Trust, offered by the Adviser and other affiliates of the Adviser ("Material Relationships").

      In making its determination with respect to the factors that its considers, the Board reviewed:

      1. information relating to the Transaction, which may include information such as: business performance, representative clients, assets under management, financial stability, personnel and past subadvisory services to the Trust;

      2.    the performance of the Fund;

      3.    the subadvisory fee for the Fund including any breakpoints; and

      4. information relating to the nature and scope of Material Relationships and their significance to the Trust's adviser and unaffiliated subadviser.

      Particular considerations of the Board in approving the new subadvisory agreement with New Munder for the Small Cap Opportunities Fund at the September 28-29, 2006 Board meeting included the following:

      1. New Munder is expected to manage the Fund with the same investment objective, policies and portfolio manager under the New Munder subadvisory agreement as under the Old Munder subadvisory agreement, thus affording shareholders continuity in investment strategies, and New Munder may generally be expected to provide at least the same level and quality of management services under the New Munder subadvisory agreement as under the Old Munder subadvisory agreement;

      2. The Fund's corresponding JHT portfolio, the Small Cap Opportunities Trust, has outperformed its peer group (but lagged its benchmark index) since its inception on May 1, 2003; and

      3. The subadvisory fee with respect to the Fund under the New Munder subadvisory agreement (i) is the product of arms-length negotiation between the Adviser and New Munder, (ii) is within industry norms,
            (iii) is the same as under the Old Munder subadvisory agreement,
            (iv) is paid by the Adviser and not by the Fund and will not result in any advisory fee increase with respect to the Fund and (e) contains breakpoints which are reflected in the advisory fee for the Fund permitting shareholders to benefit from economies of scale.

                     ADDITIONAL INFORMATION ABOUT NEW MUNDER

      MANAGEMENT OF NEW MUNDER. The names and principal occupations of the principal executive officers of New Munder are set forth below. In addition to the four named directors, New Munder anticipates having three independent directors. However, candidates for such positions have not yet been identified. The business address of each such person is Munder Capital Center, 480 Pierce Street, Birmingham, MI 48009.

                          POSITION AND PRINCIPAL OCCUPATION WITH NEW MUNDER
NAME                      (UNLESS OTHERWISE SPECIFIED)
----------------------    -----------------------------------------------------

John S. Adams             Director; Chief Executive Officer, President and Chief
                          Investment Officer
Peter K. Hoglund          Managing Director and Chief Administrative Officer
Peter G. Root             Managing Director and Chief Investment Officer - Fixed
                          Income
Stephen J. Shenkenberg    Managing Director, General Counsel, Chief Compliance
                          Officer and Secretary
Tony Y. Dong              Director; Managing Director, Mid-Cap Equities
Sharon E. Fayolle         Managing Director, Cash Management
James V. FitzGerald       Managing Director, Retail Marketing
Anne K. Kennedy           Managing Director, Institutional Investment Services
Beth A. Obear             Managing Director, Human Resources
Richard DeMartini         Director; Managing Director of Crestview
Donald Putnam             Director; Managing Director of Grail

      OTHER INVESTMENT COMPANIES SUBADVISED BY NEW MUNDER. New Munder currently acts as subadviser to the following registered investment companies or series thereof having similar investment objectives and policies to those of the Small Cap Opportunities Fund. The tables below also state the approximate size of each such fund as of June 30, 2006 (at which time it was subadvised by Old Munder) and the current subadvisory fee rate for each fund as a percentage of average daily net assets.

                                   ASSETS AS OF 6/30/06   SUBADVISORY FEE RATE
FUND                               (IN MILLIONS)
--------------------------------   --------------------   ---------------------------
Small Cap Opportunities Trust, a   $432.2                 0.55% of first $500 million
series of JHT                                             0.50% of next $500 million

                DESCRIPTION OF OLD AND NEW SUBADVISORY AGREEMENTS

      The terms of the old and new subadvisory agreements are substantially the same and are described below. For convenience, the agreements are generally, collectively referred to as the "subadvisory agreement" and the subadvisers as the "subadviser."

      DUTIES OF THE SUBADVISER. The subadviser manages the investment and reinvestment of the assets of the Fund, subject to the supervision of the Board and the Adviser, and formulates a continuous investment program for the Fund consistent with its investment objective and policies. The subadviser implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Adviser. At its expense, the subadviser furnishes all necessary investment and management facilities, including salaries of personnel required for it to execute its duties. The subadviser also furnishes administrative facilities, including bookkeeping, clerical personnel, and equipment necessary for the conduct of the investment affairs of the Fund.

      TERM. The subadvisory agreement initially continues in effect for a period of no more than two years from the date of its execution and thereafter only if such continuance is specifically approved at least annually either: (a) by the Trustees, or (b) by the vote of a majority of the outstanding voting securities of the Trust (as defined by the 1940 Act). In either event, such continuance must also be approved by the vote of a majority of the Independent Trustees.

      Any required shareholder approval of any continuance of the subadvisory agreement is effective with respect to a Fund if a majority of the outstanding voting securities of the Fund votes to approve such continuance even if such continuance may not have been approved by a majority of the outstanding voting securities of: (a) any other Fund affected by the agreement, or (b) all of the Funds of the Trust.

      If the outstanding voting securities of a Fund fail to approve any continuance of a subadvisory agreement for the Fund, the subadviser will continue to act as subadviser with respect to the Fund pending the required approval of the continuance of the agreement or a new agreement with either that subadviser or a different subadviser, or other definitive action.

      TERMINATION. The subadvisory agreement provides that it may be terminated at any time without the payment of any penalty on 60 days' written notice to the other party or parties to the agreement and, as applicable, to the Trust. The following parties or others may terminate the agreement:

      -     the Board of Trustees of the Trust;
      - the holders of a majority of the outstanding voting securities of the Fund;
      -     the Adviser; and
      -     the subadviser.

The subadvisory agreement automatically terminates in the event of its assignment.

      AMENDMENTS. The subadvisory agreement may be amended by the parties to the agreement provided the amendment is approved by the vote of a majority of the outstanding voting securities of the Trust (except as noted below) and by the vote of a majority of the Independent Trustees of the Trust. The required shareholder approval of any amendment shall be effective with respect to a Fund if a majority of the outstanding voting securities of the Fund votes to approve the amendment, even if the amendment may not have been approved by a majority of the outstanding voting securities, of (a) any other Fund affected by the amendment, or (b) all of the Funds of the Trust.

      Pursuant to an order received by the Trust from the SEC, the Adviser is permitted to enter into subadvisory agreements appointing subadvisers, which are not affiliates of the Adviser (other than by reason of serving as a subadviser to a Fund), and to change the terms of subadvisory agreements, including subadvisory fees, with respect to such subadvisers, without shareholder approval. The Trust is therefore able to engage non-affiliated subadvisers from time to time without the expense and delays associated with holding a meeting of shareholders.

      LIABILITY OF SUBADVISER. Neither the subadviser nor any of its directors, officers or employees will be liable to the Adviser or Trust for any loss suffered by the Adviser or Trust resulting from its acts or omissions as subadviser to the Fund, except for losses resulting from willful misfeasance, bad faith, or gross negligence in the performance of, or from reckless disregard of, the duties of the subadviser or any of its directors.

      CONSULTATION WITH SUBADVISERS TO THE FUNDS. Consistent with Rule 17a-10 under the 1940 Act, the subadvisory agreement prohibits the subadviser from consulting with the following entities concerning transactions for a Fund in securities or other assets: (a) other subadvisers to the Fund, (b) subadvisers to other Funds, and (c) subadvisers to Funds under common control with the Fund.

      COMPLIANCE. The subadviser agrees to provide the Adviser with its written policies and procedures ("Compliance Policies") as required by Rule 206(4)-7 under the Investment Advisers Act of 1940, as amended, and, throughout the term of the agreement, to promptly submit to the Adviser: (i) any material changes to the Compliance Policies, (ii) notification of the commencement of a regulatory examination of the Subadviser and documentation describing the results thereof as well as of any periodic testing of the Compliance Policies, and (iii) notification of any material compliance matter that relates to the services provided by the subadviser, including any material violation of the Compliance Policies or of the subadviser's code of ethics.

      CONFIDENTIALITY OF FUND HOLDINGS. The subadviser is required to treat Trust fund holdings as confidential and to prohibit its employees from trading on such confidential information.